President

Section 906 Certification under Sarbanes Oxley Act

I, Michael Colon, certify that:

1.	I have reviewed this report, filed on behalf of Government & Agency Securities Portfolio and Treasury Portfolio, a series of Investors Cash Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 30, 2006	/s/Michael Colon
Michael Colon
President
Government & Agency Securities Portfolio and Treasury Portfolio, a series of Investors Cash Trust

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of Government & Agency Securities Portfolio and Treasury Portfolio, a series of Investors Cash Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 30, 2006	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
Government & Agency Securities Portfolio and Treasury Portfolio, a series of Investors Cash Trust